Exhibit 99.1

Itron Announces First Quarter 2016 Financial Results

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--August 11, 2016--Itron, Inc. (NASDAQ:ITRI) today announced financial results for its first quarter ended March 31, 2016. A supplemental presentation summarizing the results for the first quarter is also available on the company’s website at www.itron.com. Financial highlights for the quarter include:

  Revenues of $498 million, an increase of 11 percent from first quarter 2015, and 15.5 percent excluding foreign exchange impact;
  Gross margin of 32.8 percent, an increase of 180 basis points;
  GAAP diluted earnings per share of 26 cents, an increase of 85 percent; and
  Non-GAAP diluted earnings per share of 44 cents, an increase of 100 percent.

“Itron’s first quarter results reflect the strong performance that we highlighted in our preliminary business update in May,” said Philip Mezey, Itron’s president and chief executive officer. “We delivered significant financial improvement in the quarter while also making investments in product development to support continued organic growth. Smart grid momentum continues to accelerate, creating more opportunity for Itron’s innovative solutions. I am pleased with the solid execution of our strategic initiatives and our steady operational improvements across all segments, including the benefits we are realizing from our 2014 restructuring projects.”

Summary of First Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue

Total revenue for the quarter grew 11 percent to $498 million compared with $447 million in 2015. Changes in foreign currency exchange rates unfavorably impacted revenue by approximately $16 million for the quarter. Excluding the impact of foreign currency, revenues increased $67 million, or 15.5 percent, with double-digit growth in each business segment driven by a significant increase in product volumes in the U.S. and EMEA regions. Total advanced and smart meter and module shipments increased 28 percent compared with the first quarter of 2015, including:

  The highest volume of electric smart meters shipped in the prior 14 quarters,
  A record level of gas smart meter shipments, and
  A 16.5 percent increase in smart water meter and module shipments compared with the first quarter of 2015

Gross Margin

Gross margin for the quarter increased to 32.8 percent compared with the prior year period margin of 31.0 percent. The improvement in gross margin was driven by increased volumes, favorable product mix, manufacturing efficiencies and lower special warranty costs in the Water segment.

Operating Expenses

Operating expenses for the quarter were $140 million compared with $125 million in 2015. The increase was primarily driven by increased investments in product development and higher general and administrative (G&A) costs. G&A increased due to the settlement of a litigation matter and additional professional fees associated with the company’s review of software related revenue recognition and revision of previously issued financial statements in the 2015 Annual Report on Form 10-K. In addition, restructuring costs were lower in the prior year period as a result of an expense reversal. Non-GAAP operating expenses were $131 million, an increase of $11 million compared with 2015, primarily due to higher general and administrative and product development costs.

GAAP Operating Income, Net Income, Earnings per Share

GAAP operating income improved to $24 million for the quarter compared with $13 million in 2015. Net income for the quarter was $10 million, or 26 cents per diluted share, compared with $5 million, or 14 cents per diluted share in the prior year period. The increases in operating income and net income for the quarter reflected the strong performance in revenue and gross margin.

Non-GAAP Operating Income, Net Income, Earnings per Share

Non-GAAP operating income improved to $32 million for the quarter compared with $19 million in 2015. Non-GAAP net income for the quarter was $17 million, or 44 cents per diluted share, compared with $9 million, or 22 cents per diluted share in the prior year period. The increases in non-GAAP operating and net income for the quarter reflected the strong performance in revenue and gross margin.

Cash Flow

Net cash provided by operating activities was $34 million in the first quarter of 2016 compared to a use of $4 million in 2015. Free cash flow for the quarter increased to $25 million compared with negative $13 million in the prior year quarter. The increase from the prior year was driven by lower cash payments related to taxes, a legal matter settled in the prior year and lower variable compensation disbursements in 2016.

Other Measures

Total backlog was $1.5 billion and twelve-month backlog was $785 million at the end of the quarter. Bookings in the quarter totaled $394 million, reflecting a number of diverse bookings in all segments across many customers.

Update on Forms 10-Q Filings and Second Quarter 2016 Earnings Conference Call

On Aug. 4, 2016 Itron filed a Form 12b-25, Notification of Late Filing, with the SEC related to the company’s Form 10-Q for the second quarter. The company expects to file its Forms 10-Q for the first and second quarters and host a conference call to discuss financial results, financial guidance for the full year and provide an operational update no later than Sept. 12, 2016.

About Itron

Itron is a world-leading technology and services company dedicated to the resourceful use of energy and water. We provide comprehensive solutions that measure, manage and analyze energy and water. Our broad product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology; communications systems; software; as well as managed and consulting services. With thousands of employees supporting nearly 8,000 customers in more than 100 countries, Itron applies knowledge and technology to better manage energy and water resources. Together, we can create a more resourceful world. Join us: www.itron.com.

Itron® is a registered trademark of Itron, Inc.

Forward Looking Statements

This release contains forward-looking statements within in the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the timing of our second quarter Form 10-Q filing, business update and conference call as well as our expectations about operations, financial performance, sales, earnings and cash flows. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include the timing and ability to regain compliance with the reporting obligations of the Securities and Exchange Commission within any exemption period granted by NASDAQ, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2015 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and free cash flow. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. Specifically, these non-GAAP financial measures are provided to enhance investors’ overall understanding of our current financial performance and our future anticipated performance by excluding infrequent or non-cash costs, particularly those associated with restructuring and acquisitions. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Our non-GAAP financial measures may be different from those reported by other companies. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

Statements of operations, segment information, balance sheets, cash flow statements and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures follow.

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2016	2015
Revenues	$497,590	$446,746
Cost of revenues	334,387	308,324
Gross profit	163,203	138,422

Operating expenses
Sales and marketing	40,767	41,027
Product development	45,346	41,522
General and administrative	45,069	39,585
Amortization of intangible assets	6,210	7,973
Restructuring	2,237	(5,181)
Total operating expenses	139,629	124,926

Operating income	23,574	13,496
Other income (expense)
Interest income	271	48
Interest expense	(2,918)	(2,682)
Other income (expense), net	(1,517)	21
Total other income (expense)	(4,164)	(2,613)

Income before income taxes	19,410	10,883
Income tax provision	(8,626)	(5,030)
Net income	10,784	5,853
Net income attributable to non-controlling interests	695	455
Net income attributable to Itron, Inc.	$10,089	$5,398

Earnings per common share - Basic	$0.27	$0.14
Earnings per common share - Diluted	$0.26	$0.14

Weighted average common shares outstanding - Basic	38,059	38,442
Weighted average common shares outstanding - Diluted	38,376	38,758

ITRON, INC.
SEGMENT INFORMATION
(Unaudited, in thousands)
	Three Months Ended March 31,
	2016	2015
Revenues
Electricity	$217,295	$191,840
Gas	139,256	125,081
Water	141,039	129,825
Total Company	$497,590	$446,746

Gross profit
Electricity	$64,586	$54,204
Gas	48,577	44,037
Water	50,040	40,181
Total Company	$163,203	$138,422

Operating income (loss)
Electricity	$10,632	$1,114
Gas	16,299	14,491
Water	18,076	8,715
Corporate unallocated	(21,433)	(10,824)
Total Company	$23,574	$13,496

METER AND MODULE SUMMARY
(Units in thousands)
	Three Months Ended March 31,
	2016	2015
Meters
Standard	4,370	4,740
Advanced and Smart	2,190	1,540
Total meters	6,560	6,280

Stand-alone communication modules
Advanced and Smart	1,460	1,310

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)
	March 31, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$132,615	$131,018
Accounts receivable, net	368,432	330,895
Inventories	189,010	190,465
Other current assets	110,996	106,562
Total current assets	801,053	758,940

Property, plant, and equipment, net	190,004	190,256
Deferred tax assets noncurrent, net	108,161	109,387
Other long-term assets	48,201	51,679
Intangible assets, net	96,386	101,932
Goodwill	475,872	468,122
Total assets	$1,719,677	$1,680,316

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$201,001	$185,827
Other current liabilities	73,753	78,630
Wages and benefits payable	86,827	76,980
Taxes payable	15,877	14,859
Current portion of debt	11,250	11,250
Current portion of warranty	32,244	36,927
Unearned revenue	96,808	73,301
Total current liabilities	517,760	477,774

Long-term debt	336,908	358,915
Long-term warranty	18,498	17,585
Pension benefit obligation	88,312	85,971
Deferred tax liabilities noncurrent, net	1,729	1,723
Other long-term obligations	111,242	115,645
Total liabilities	1,074,449	1,057,613

Equity
Common stock	1,251,231	1,246,671
Accumulated other comprehensive loss, net	(193,425)	(200,607)
Accumulated deficit	(431,217)	(441,306)
Total Itron, Inc. shareholders' equity	626,589	604,758
Non-controlling interests	18,639	17,945
Total equity	645,228	622,703
Total liabilities and equity	$1,719,677	$1,680,316

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)
	Three Months Ended March 31,
	2016	2015
Operating activities
Net income	$10,784	$5,853
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,674	19,355
Stock-based compensation	3,900	4,108
Amortization of prepaid debt fees	276	390
Deferred taxes, net	4,507	(4,932)
Restructuring, non-cash	1,114	(110)
Other adjustments, net	66	337
Changes in operating assets and liabilities:
Accounts receivable	(33,308)	237
Inventories	3,244	(23,732)
Other current assets	(5,457)	(7,888)
Other long-term assets	2,945	(3,081)
Accounts payable, other current liabilities, and taxes payable	10,161	3,760
Wages and benefits payable	9,349	(9,913)
Unearned revenue	14,343	14,582
Warranty	(4,045)	2,384
Other operating, net	(748)	(5,305)
Net cash provided by (used in) operating activities	33,805	(3,955)

Investing activities
Acquisitions of property, plant, and equipment	(8,791)	(9,472)
Other investing, net	558	(118)
Net cash used in investing activities	(8,233)	(9,590)

Financing activities
Proceeds from borrowings	-	63,000
Payments on debt	(23,406)	(22,373)
Issuance of common stock	661	451
Repurchase of common stock	-	(16,341)
Other financing, net	(2,290)	1,186
Net cash provided by (used in) financing activities	(25,035)	25,923

Effect of foreign exchange rate changes on cash and cash equivalents	1,060	(6,665)
Increase in cash and cash equivalents	1,597	5,713
Cash and cash equivalents at beginning of period	131,018	112,371
Cash and cash equivalents at end of period	$132,615	$118,084

Itron, Inc.

About Non-GAAP Financial Measures

The accompanying press release contains non-GAAP financial measures. To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures please see the table captioned “Reconciliations of Non-GAAP Financial Measures to Most Directly Comparable GAAP Financial Measures.”

We use these non-GAAP financial measures for financial and operational decision making and as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. In addition, management analyzes revenue growth and operational results on a constant currency basis to assess how our business performed excluding the effect of foreign currency rate fluctuations. Our executive compensation plans exclude non-cash charges related to amortization of intangibles acquired through a business acquisition and non-recurring discrete cash and non-cash charges that are infrequent in nature such as purchase accounting adjustments, restructuring charges or goodwill impairment charges. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expense and non-GAAP operating income – We define non-GAAP operating expense as operating expense excluding certain expenses related to the amortization of intangible assets acquired through a business acquisition, restructuring, acquisitions and goodwill impairment. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets acquired through a business acquisition, restructuring, acquisitions and goodwill impairment. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are related to previous acquisitions and restructurings. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expense and non-GAAP operating income versus operating expense and operating income calculated in accordance with GAAP. Non-GAAP operating expense and non-GAAP operating income exclude some costs that are recurring. Additionally, the expenses that we exclude in our calculation of non-GAAP operating expense and non-GAAP operating income may differ from the expenses that our peer companies exclude when they report the results of their operations. We compensate for these limitations by providing specific information about the GAAP amounts we have excluded from our non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and GAAP operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income excluding the expenses associated with amortization of intangible assets acquired through a business acquisition, restructuring, acquisitions, goodwill impairment and amortization of debt placement fees. We define non-GAAP diluted EPS as non-GAAP net income divided by the weighted average shares, on a diluted basis, outstanding during each period. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income and GAAP diluted EPS.

Adjusted EBITDA – We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization of business acquisition related intangible asset expenses, restructuring expense, acquisition related expense, goodwill impairment and (c) exclude the tax expense or benefit. We believe that providing this financial measure is important for management and investors to understand our ability to service our debt as it is a measure of the cash generated by our core business. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income.

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts and reconciling to free cash flow.

Constant currency - We may refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from local currencies into U.S. dollars for financial reporting purposes. We also use the term “constant currency,” which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period’s results restated using current period currency exchange rates.

The accompanying tables have more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

TOTAL COMPANY RECONCILIATIONS	Three Months Ended March 31,
	2016	2015
NON-GAAP NET INCOME & DILUTED EPS
GAAP net income attributable to Itron, Inc.	$10,089	$5,398
Amortization of intangible assets	6,210	7,973
Amortization of debt placement fees	247	365
Restructuring	2,237	(5,181)
Acquisition related expenses	3	2,324
Income tax effect of non-GAAP adjustments	(1,955)	(2,330)
Non-GAAP net income attributable to Itron, Inc.	$16,831	$8,549

Non-GAAP diluted EPS	$0.44	$0.22

Weighted average common shares outstanding - Diluted	38,376	38,758

ADJUSTED EBITDA
GAAP net income attributable to Itron, Inc.	$10,089	$5,398
Interest income	(271)	(48)
Interest expense	2,918	2,682
Income tax provision	8,626	5,030
Depreciation and amortization	16,674	19,355
Restructuring	2,237	(5,181)
Acquisition related expenses	3	2,324
Adjusted EBITDA	$40,276	$29,560

FREE CASH FLOW
Net cash provided by operating activities	$33,805	$(3,955)
Acquisitions of property, plant, and equipment	(8,791)	(9,472)
Free Cash Flow	$25,014	$(13,427)

NON-GAAP OPERATING INCOME
GAAP operating income	$23,574	$13,496
Amortization of intangible assets	6,210	7,973
Restructuring	2,237	(5,181)
Acquisition related expenses	3	2,324
Non-GAAP operating income	$32,024	$18,612

NON-GAAP OPERATING EXPENSE
GAAP operating expense	$139,629	$124,926
Amortization of intangible assets	(6,210)	(7,973)
Restructuring	(2,237)	5,181
Acquisition related expenses	(3)	(2,324)
Non-GAAP operating expense	$131,179	$119,810

SEGMENT RECONCILIATIONS	Three Months Ended March 31,
	2016	2015
NON-GAAP OPERATING INCOME - ELECTRICITY
Electricity - GAAP operating income	$10,632	$1,114
Amortization of intangible assets	3,250	4,455
Restructuring	528	(2,762)
Acquisition related expenses	3	2,324
Electricity - Non-GAAP operating income	$14,413	$5,131

NON-GAAP OPERATING INCOME - GAS
Gas - GAAP operating income	$16,299	$14,491
Amortization of intangible assets	1,619	1,970
Restructuring	1,264	125
Gas - Non-GAAP operating income	$19,182	$16,586

NON-GAAP OPERATING INCOME - WATER
Water - GAAP operating income	$18,076	$8,715
Amortization of intangible assets	1,341	1,548
Restructuring	(64)	117
Water - Non-GAAP operating income	$19,353	$10,380

NON-GAAP OPERATING INCOME - CORPORATE UNALLOCATED
Corporate unallocated - GAAP operating loss	$(21,433)	$(10,824)
Restructuring	509	(2,661)
Corporate unallocated - Non-GAAP operating loss	$(20,924)	$(13,485)

CONTACT:
Itron, Inc.
Barbara Doyle, 509-891-3443
Vice President, Investor Relations
or
Marni Pilcher, 509-891-3847
Director, Investor Relations